Exhibit 99.1

News Release

Valera Pharmaceuticals Acquires Rights to VALSTAR;
Only FDA Approved Treatment for Certain Bladder Cancer Patients
Cranbury, N.J., April 3, 2006 — Valera Pharmaceuticals, Inc. (NASDAQ:VLRX), a specialty pharmaceutical company focused on the development, acquisition and commercialization of products for the urology and endocrinology markets, today announced that the Company completed its acquisition of the New Drug Application and other assets associated with the product known as VALSTAR® (valrubicin) in the U.S. and Valtaxin™ in Canada, and expects to begin marketing the product in the U.S. by the end of the fourth quarter of this year.
VALSTAR, a chemotherapeutic anthracyline derivative, is indicated for use as an intravesical therapy of BCG-refractory carcinoma in situ (CIS) of the urinary bladder in patients for whom immediate cystectomy (urinary bladder removal) would be associated with unacceptable morbidity or mortality.
Bacillus Calmette Guerin, or BCG, is the most common form of topical treatment of bladder cancer which afflicts nearly half-a-million Americans. It is estimated that each year over 25,000 patients being treated with BCG become unresponsive and are faced with having a cystectomy. Moreover, for about a third of such BCG-refractory patients, surgical removal of the bladder is not considered appropriate. “For these patients who have failed other modalities of treatment for CIS of the urinary bladder, VALSTAR is the only product approved by the Food and Drug Administration (FDA),” noted David S. Tierney, M.D., Valera’s President and CEO. “However, the product has not been available to physicians for the past several years.”
Although VALSTAR was approved for the treatment of bladder cancer for the U.S. and Canada in 1998 and 2000, respectively, it has been out of the marketplace since about 2002. The innovator company, Anthra Pharmaceuticals, ceased operations and exited the business, and VALSTAR has since been included in the FDA’s Drug Shortage Program, listing it among drugs, primarily of medical necessity, that are classified as in short supply or discontinued.
“Not only is this a potentially life-saving therapy, but we expect to sell VALSTAR directly to urologists to be administered as an office procedure, just as we currently sell VANTAS®, our 12-month implant for the palliative treatment of advanced prostate cancer,” stated Dr. Tierney.
“Our acquisition and planned re-launch of VALSTAR, exemplifies Valera’s focused approach to augmenting our development pipeline with opportunistic acquisitions,” noted Dr. Tierney. To this end, we believe the synergies between VALSTAR and VANTAS present outstanding opportunities to leverage our sales force in promoting VALSTAR sales while keeping related incremental expenses minimal.”
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Valera Completes Acquisition of VALSTAR

About Valera Pharmaceuticals
Valera Pharmaceuticals is a specialty pharmaceutical company focused on developing, acquiring, and commercializing products to treat urology and endocrinology diseases and disorders. Utilizing its innovative Hydron technology, Valera is developing soft, compact and flexible hydrogel-based implants which can be designed to release therapeutic agents at a controlled rate for up to twelve months. VANTAS®, a patent protected once-per-year implant currently marketed by Valera for the palliative treatment of advanced prostate cancer, employs this drug delivery technology. Additional information about Valera Pharmaceuticals is available at: http://www.ValeraPharma.com/
This press release contains forward-looking statements that are not historical facts but rather are based on current expectations, estimates and projections about the Company’s industry, beliefs and assumptions. Words such as “anticipates,’’ “expects,’’ “intends,’’ “plans,’’ “believes,’’ “seeks’’ and “estimates,’’ and variations of these words and similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward-looking statements. In addition, the forward-looking events discussed in this press release might not occur. These risks and uncertainties include, among others, those described in “Risk Factors’’ contained in the Company’s Form 10-K as filed with the Securities and Exchange Commission on March 20, 2006. You are cautioned not to place undue reliance on these forward-looking statements. You should read the Company’s Form 10-K, and the documents that the Company refers to therein and have filed as exhibits, including discussions about valrubicin, with the understanding that actual future results and events may be materially different from what the Company currently expects. The forward-looking statements included in this press release reflect the Company’s views and assumptions only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.
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Contact at Valera Pharmaceuticals
Stuart Z. Levine, Ph.D.
Director, Investor Relations
609-409-9010 Ext. 3202
slevine@valerapharma.com